Filed Pursuant to Rule 433

to Prospectus dated November 2, 2017

Registration Statement No. 333-221291

Dominion Energy Reliability Investment P.O. Box 75713 Chicago, IL 60675-5713

[DATE]
[ACCOUNT HOLDER NAME 1]
[MAILING ADDRESS 1]
[MAILING ADDRESS 2]
[MAILING ADDRESS 3]
[MAILING ADDRESS 4]
[MAILING ADDRESS 5]
[CITY_STATE_ZIP]

Dominion Energy Reliability InvestmentSM Number: [ACCOUNT NUMBER]

Dear [ACCOUNT HOLDER NAME 1],

Welcome to the Dominion Energy Reliability Investment program.

Enclosed you will find:

•	Your checkbook to use for redeeming funds from your investment (Minimum Check Redemption: $250)

•	Extra investment slips

•	FAQs (frequently asked questions) for additional information

Establish Online Access

Setting up your online access is quick and easy. Please visit www.reliabilityinvestment.ntrs.com and select Dominion Energy Reliability Investment ‘New User’ to get started. Please have your Reliability Investment number available when you begin the online registration process.

Once you have setup your online access, you can:

•	View 18 months of transaction history

•	Check your balance

•	Obtain check and statement copies

•	Set up alerts to be notified of account activity

•	Access your account 24 hours / 7 days a week

Link a Bank Account

If you did not preauthorize and link a bank account to your Dominion Energy Reliability Investment during the application process, we encourage you to do so at your earliest convenience. This feature is optional and allows you to move funds via Automated Clearing House (ACH). You can link a bank account using online access or via Change Form, which you can request by calling our toll-free number.

Questions

If you have any questions, please call us at 866.876.0001. Representatives are available to answer your questions Monday through Friday, between the hours of 8:30am to 7pm ET.

Our goal is to provide superior customer service while offering a competitive, liquid investment alternative to you.

Sincerely,

Dominion Energy Reliability Investment

Contact us at: 866.876.0001	Dominion Energy Reliability Investment	Page 1 of 1